Exhibit 23(j)(2)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Henssler Funds, Inc. and to the use of our report dated May 22, 2003 on the financial statements and financial highlights of The Henssler Equity Fund, a series of shares of The Henssler Funds, Inc. Such financial statements and financial highlights appear in the 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                         TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
AUGUST 11, 2003